UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2021

SELECTQUOTE, INC.
(Exact name of registrant as specified in its charter)

Commission file number: 001-39295

Delaware	94-3339273
(State of incorporation)	(I.R.S. Employer Identification No.)

6800 West 115th Street, Suite 2511
Overland Park, Kansas	66211
(Address of principal executive offices)	(Zip Code)
(913) 599-9225
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class: Common Stock	Trading Symbol	Name of each exchange on which registered
$0.01 par value	SLQT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.

    On March 8, 2021, SelectQuote, Inc. (“SelectQuote” or the “Company”) issued a press release in connection with the closing of its previously announced secondary public offering of 10,600,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), by certain stockholders of the Company, including entities associated with Brookside Equity Partners LLC and other stockholders of the Company (collectively, the “Selling Stockholders”). The underwriters will have a 30-day option to purchase up to an additional 1,590,000 shares of Common Stock from the Selling Stockholders at the public offering price of $27.50 less underwriting discounts and commissions. SelectQuote did not sell any shares of Common Stock and did not receive any proceeds from the offering. The offering did not change the number of shares of Common Stock that are currently outstanding. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated March 8, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTQUOTE, INC.

By:	/s/ Raffaele Sadun
Raffaele Sadun
Chief Financial Officer

Dated: March 8, 2021